UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 25, 2002

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 0-16448

Holiday RV Superstores, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	59-1834763

(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

100 Tri-State International Drive, Suite 115
Lincolnshire, Illinois 60069

(Address Of Principal Executive Offices)

(847) 948-1684

(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     Holiday RV Superstores, Inc. received notice from The Nasdaq Stock Market, Inc. indicating that Holiday was not in compliance with the listing requirements of Marketplace Rule 4310(c)(2)(B), which requires a minimum of $2,000,000 in net tangible assets, or $2,500,000 in stockholders’ equity, or a market value of listed securities of $35,000,000, or $500,000 of net income from continuing operations for the most recently completed year or two of the three most recently completed fiscal years, and Rule 4310(c)(7), which requires at least 500,000 publicly held shares with a market value of at least $1,000,000.

     Holiday has until October 9, 2002 to provide to Nasdaq its plan to achieve and sustain compliance with Rule 4310(c)(2)(B) listing requirements. Holiday is currently preparing its restructuring plan to present to Nasdaq. If the staff determines that Holiday’s plan does not adequately address the issues, Holiday will be given a delisting notification. At that time, Holiday may appeal the staff’s decision to a Nasdaq Listing Qualifications Panel to review the staff determination. Holiday does not know when such a hearing would take place, if necessary, nor does Holiday know the anticipated determination date.

     Holiday has until December 26, 2002 to meet the requirements of Rule 4310(c)(7) requiring that the market value of its publicly held shares be at least $1,000,000 for ten consecutive trading days. If compliance with this rule is not met by that date, Holiday will be given a delisting notice. At that time, Holiday may appeal the staff’s decision to a Nasdaq Listing Qualifications Panel to review the staff determination.

     While Holiday is in the process of implementing a restructuring of its capital structure, there can be no assurance that the restructuring will be successful or that the restructuring plan will meet the listing requirements of Rule 4310(c)(2)(B) and Rule 4310(c)(7) or the requirements of the appeals panel.

     The delisting of Holiday’s common stock from Nasdaq SmallCap may adversely affect the liquidity of Holiday’s common stock and the ability of Holiday to raise capital. Trading in the common stock would be conducted in the over-the-counter market known as the OTC Electronic Bulletin Board, or the “pink sheets,” whereupon trading in Holiday’s common stock would be subject to certain rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of the common stock. In addition, failure of the common stock to be listed on the Nasdaq SmallCap Market affords the holders of the Series A and Series AA-2 Preferred Stock the option to request redemption of their preferred stock.

     Attached as Exhibit 99.1 is the press release issued by Holiday, dated September 30, 2002, related to the receipt of the noncompliance listing notice from The Nasdaq Stock Market. The press release is incorporated by reference into this Current Report on Form 8-K.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release issued September 30, 2002

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 30th day of September, 2002.

HOLIDAY RV SUPERSTORES, INC

/s/ Anthony D. Borzillo

Anthony D. Borzillo Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued September 30, 2002

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